As filed with the Securities and Exchange Commission on August 27, 2010

Registration No. 333-50348

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

POST-EFFECTIVE AMENDMENT NO. 1

TO

FORM S-3

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

ECLIPSYS CORPORATION

(Exact Name of Registrant as Specified in Its Charter)

Delaware	65-0632092
(State or Other Jurisdiction of Incorporation or Organization)	(I.R.S. Employer Identification Number)

c/o Allscripts Healthcare Solutions, Inc.

222 Merchandise Mart Plaza, Suite 2024, Chicago, Illinois 60654 (312) 506-1200

(Address, Including Zip Code, and Telephone Number, Including Area Code, of Registrant’s Principal Executive Offices)

Glen E. Tullman

Chief Executive Officer

Eclipsys Corporation

c/o Allscripts Healthcare Solutions, Inc.

222 Merchandise Mart Plaza, Suite 2024

Chicago, Illinois 60654

(312) 506-1200

(Name, Address, Including Zip Code, and Telephone Number, Including Area Code, of Agent For Service)

Approximate Date of Commencement of Proposed Sale to the Public: From time to time after this Registration Statement becomes effective.

If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box.  ☐

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, as amended (the “Securities Act”), other than securities offered only in connection with dividend or interest reinvestment plans, check the following box.  ☐

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box.  ☐

If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box.  ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act. (Check one):

Large accelerated filer	☒	Accelerated filer	☐

Non-accelerated filer	☐	Smaller reporting company	☐

No additional securities are being registered. Registration fees were paid with the original filing of Registration Statement No. 333-50348 on November 21, 2000. No additional registration fees are required.

TERMINATION OF REGISTRATION

This Post-Effective Amendment No. 1, filed by Eclipsys Corporation, a Delaware corporation (the “Company”), deregisters all shares of the Company’s common stock, par value $0.01 per share (“Common Stock”), that had been registered on the Company’s Registration Statement on Form S-3 (File No. 333-50348) (the “Registration Statement”) that remain unsold as of the date hereof.

On August 24, 2010, pursuant to an Agreement and Plan of Merger, dated as of June 9, 2010, by and among the Company, Allscripts-Misys Healthcare Solutions, Inc., a Delaware corporation (which has changed its name to Allscripts Healthcare Solutions, Inc.) (“Allscripts”), and Arsenal Merger Corp., a Delaware corporation and wholly owned subsidiary of Allscripts (“Merger Sub”), Merger Sub merged with and into the Company, with the Company continuing as the surviving corporation and a wholly owned subsidiary of Allscripts (the “Merger”). In accordance with an undertaking made by the Company in the Registration Statement to remove from registration, by means of a post-effective amendment, any of the Company’s securities that remain unsold at the termination of the offering, the Company hereby removes from registration all Common Stock under the Registration Statement that remain unsold as of the date hereof.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Post-Effective Amendment No. 1 to the registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Chicago, State of Illinois, as of August 27, 2010.

ECLIPSYS CORPORATION

By:	/S/ GLEN E. TULLMAN
Name:	Glen E. Tullman
Title:	Chief Executive Officer

Pursuant to the requirements of the Securities Act of 1933, this Post-Effective Amendment No. 1 to the registration statement has been signed by the following persons in the capacities and on the dates indicated:

	Signature	Title	Date

By:	/S/ GLEN E. TULLMAN Glen E. Tullman	Director and Chief Executive Officer (Principal Executive Officer)	August 27, 2010

By:	/S/ WILLIAM J. DAVIS William J. Davis	Vice President and Treasurer (Principal Financial and Accounting Officer)	August 27, 2010

By:	/S/ LEE A. SHAPIRO Lee A. Shapiro	Director	August 27, 2010